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                                 EXHIBIT 23.1
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        Consent of Deloitte & Touche LLP, independent public auditors.
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              [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]

INDEPENDENT AUDITORS' CONSENT



Board of Directors and Stockholders
Bush Industries, Inc.

We consent to the incorporation by reference in Registration Statement No.'s 33-77820, 33-77814, 33-69846, 33-69848, 33-66540, 33-66542 and 33-63723 of Bush
Industries, Inc. on Form S-8 of our report dated February 9, 1996, appearing in this Annual Report on Form 10-K of Bush Industries, Inc. for the year ended December 30, 1995.


/s/ Deloitte & Touche LLP

Buffalo, New York
March 21, 1996